SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: January 13, 2004
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

          Delaware                       0-23788                  32-3284403
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Bristol-Myers Lawsuit
---------------------

          On November 26, 2003, the United States District Court for the Northern District of Illinois affirmed its decision to dismiss the complaint filed by Xechem International, Inc. (the "Company") against Bristol-Myers Squibb Company ("Bristol-Myers"). The Company had filed a complaint dated March 17, 2003 against Bristol-Myers alleging violation of the anti-trust laws by excluding the Company from the market for paclitaxel, a drug used to treat breast cancer, lung cancer and AIDs related Kaposi sarcoma. Bristol-Myers moved to dismiss the Company's complaint and the Court granted Bristol-Myers motion. The Company filed a motion to vacate, alter or amend the Court's judgment and it is this motion that the Court ruled upon in its November 26, 2003 opinion.

          The Company has filed an appeal of the Court's decision with the Seventh Circuit Court of Appeals. The Seventh Circuit has not yet ruled on the Company's motion.

William Pursley Named President and Chief Operating Officer of the Company
--------------------------------------------------------------------------

          On December 4, 2003, the Company announced that it named William Pursley President and Chief Operating Officer. A copy of the press release making this announcement is attached as an exhibit.

          In connection with the appointment of William Pursley to the position of President and Chief Operating Officer. In connection with the appointment, we have agreed to increase his 10-year options from 10% to 20% of our fully diluted common stock after giving effect to the issuances contemplated by the Recapitalization outlined in the "Subsequent Events" discussion set forth in our Form 10-Q for the quarter ended September 30, 2003. Such compensation and vesting was effective as of December 1, 2003.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     99.1 Press Released dated December 4, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 13, 2004

                                   XECHEM INTERNATIONAL, INC.

                                   By: /s/ William Pursley
                                       ----------------------
                                   Its: President and Chief Operating Officer